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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 24, 1997, on Duff & Phelps Credit Rating Co. Employees Savings Plan's financial statements, included in this Form 10-K/A, into Duff & Phelps Credit Rating Co.'s previously filed Registration Statement File No. 33-88186.




ARTHUR ANDERSEN LLP


Chicago, Illinois
June 24, 1997